SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                      ------------------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                December 8, 1999
                        (Date of earliest event reported)

                              Corning Incorporated
             (Exact name of Registrant as specified in its charter)

          New York                  1-3247              16-0393470
         (State of                (Commission          (IRS Employer
       Incorporation)              File No.)        Identification No.)

                 One Riverfront Plaza, Corning, New York  14831
                    (Address of principal executive offices)

                                 (607) 974-9000
                         (Registrant's telephone number)


                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 5.  OTHER EVENTS

On December 8, 1999, Corning Incorporated, a New York corporation ("Corning"), announced that it had signed a definitive agreement to acquire Siemens AG's worldwide optical cable and hardware businesses, and the remaining 50% of its two co-investments with Siemens - Siecor Corporation and Siecor GmbH - for $1.4 billion, which amount includes $120,000,000 of assumed debt and $145,000,000 of contingent performance payments payable, if earned, over a four-year period.

Corning expects the transaction to close in early 2000 after customary regulatory approvals. Corning plans to fund the transaction with proceeds from both a common stock offering and debt issuance. Corning expects that the acquisition will cause dilution of less than 5% in 2000 earnings per share, and to be accretive thereafter.

On December 8, 1999, Corning issued a press release which is filed herewith as
Exhibit 99 and is incorporated herein by reference.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

            (c)  Exhibits.

                  Exhibit 99 - Press Release of Corning Incorporated.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                            CORNING INCORPORATED



                                            By:    /s/ A. John Peck, Jr.



Dated:  December 29, 1999


                                  EXHIBIT INDEX

Exhibit No.    Description

   99          Press Release of Corning Incorporated dated December 8, 1999



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FOR RELEASE - DECEMBER 8, 1999

Corning Contact:              Siecor Contact:
Paul A. Rogoski               Robie Cline
(607) 974-8832                (828) 327-5969
rogoskipa@corning.com         robie_cline@siecor.com




        Corning Incorporated to Acquire Siemens' Worldwide Optical Cable,
                  Hardware and Equipment, and Fiber Businesses

Acquisition price of $1.4 billion includes assumed debt and buyout of joint venture interests

CORNING, N.Y. - Corning Incorporated (NYSE:GLW) announced today that it has signed a definitive agreement to acquire Siemens AG's worldwide optical cable and hardware businesses, and the remaining 50% of its two co-investments with Siemens - Siecor Corporation and Siecor GmbH - for $1.4 billion, including assumed debt.

Corning expects the transaction to close in early 2000 after customary regulatory approvals. The company plans to fund the transaction with proceeds from both a common stock offering and debt issuance. Corning expects that the acquisition will cause dilution of less than 5% in 2000 earnings per share, and to be accretive thereafter.

In announcing the agreement, Roger G. Ackerman, Corning's chairman and chief executive officer, stated, "One of Corning's great strengths, exhibited consistently since our founding, is our ability to look to the future and reinvent ourselves to seize market opportunities. This announcement is a logical extension of that strategy.

 "Success in today's rapidly consolidating telecommunications marketplace is a function of market access and product mix. The addition of Siemens' portfolio of businesses strengthens us significantly in both of these key areas. Now, Corning is poised to be the leading supplier into what is referred to as the `optical layer'- where optical fiber and photonic devices join with optical cable, hardware and equipment to leverage the full potential of today's state-of-the-art communications networks."

                                     (more)

Corning to acquire Siemens' Cable and Fiber Businesses
Page 2


Commenting on the transaction, John W. Loose, president of Corning Communications stated, "Synergy is an overused phrase in business these days, but in this case, it truly defines the benefits of this new business combination. Aligning our existing fiber and cable assets with the acquired Siemens' businesses immediately positions us as a formidable competitive presence in Europe. It also provides us with the resources to extend our optical-layer solutions to any network, anywhere in the world."

Loose added, "Sandy Lyons, Siecor Corporation President and CEO, will lead Corning's worldwide cable, hardware and equipment businesses, Siecor, the Corning Cables business acquired from BICC in early 1999, and the Siemens businesses."

As part of the integration of the acquired operations, Corning will create a new operating unit, Corning Communications Europe, which will be headquartered in London. Cliff Hund, a senior marketing professional with experience in Corning's fiber and European cable businesses, will serve as president of Corning Communications Europe and will be responsible for driving and integrating Corning Communications' European strategy. Gerhard Konig, a Corning general manager with experience running businesses in both Germany and the United States, will serve as managing director Europe - Cable/Hardware and Equipment. Konig will be responsible for European operations and operational integration. Both Hund and Konig will report to Lyons.

Corning also announced that Siecor GmbH will become part of Corning's worldwide optical-fiber manufacturing operations. As a world-leading manufacturer and supplier of optical fiber, Corning will continue its commitment to its established customer base by maintaining a multi-channel strategy, including direct fiber sales to other cablers.

The transaction price includes $145 million of contingent performance payments to be paid, if earned, over a four-year period, and approximately $120 million of assumed debt.

What Corning Has Acquired

In addition to the ownership in Siecor Corporation and Siecor GmbH, Corning has acquired Siemens' Communications Cables Division, RXS Kabel Garnituren GmbH
(RXS) and Norddeutsche Seekabelwerke GmbH (NSW) in Germany; RXS Morel in France, Teleco Cavi in Italy; and Siemens Fiber Optical Kablolari (SFOK) in Turkey. Corning is also acquiring certain related Siemens assets in Argentina, Australia and the U.S.

                                     (more)

Corning to acquire Siemens' Cable and Fiber Businesses
Page 3



Established in 1851, Corning Incorporated (www.corning.com) creates leading-edge technologies for the fastest-growing markets of the world's economy. Corning manufactures optical fiber, cable and photonic products for the telecommunications industry; and high-performance displays and components for television and other communications-related industries. The company also uses advanced materials to manufacture products for scientific, semiconductor and environmental markets. Corning's revenues in 1998 were $3.5 billion.

                                       ###


Corning Investor Relations:
Katherine Dietz
(607) 974-8217
dietzkm@corning.com


Forward-Looking and Cautionary Statements

Statements in this press release that are not strictly historical are "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. The actual results may differ from those projected in the forward looking statements due to risks and uncertainties that exist in the operations and business environments of Corning Incorporated, described more fully in the companies periodic reports filed with the Securities and Exchange Commission.